Exhibit 99.2
Consolidated Report to the Financial Community
Fourth Quarter 2014

(Released February 17, 2015)
HIGHLIGHTS
GAAP losses for the fourth quarter of 2014 were ($0.73) per basic share, compared with fourth quarter 2013 earnings of $0.34 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.80 per basic share for the fourth quarter of 2014, compared with fourth quarter 2013 Operating (non-GAAP) earnings of $0.75 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
4Q 2013 Net Income - GAAP	$27	$58	$80	$(23)	$142

4Q 2013 Basic EPS* (avg. shares outstanding 418)	$0.06	$0.14	$0.19	$(0.05)	$0.34
Special Items - 2013	0.40	—	0.02	(0.01)	0.41
4Q 2013 Basic EPS - Operating (Non-GAAP) Earnings*	$0.46	$0.14	$0.21	$(0.06)	$0.75
Distribution Deliveries	(0.01)	—	—	—	(0.01)
Transmission Revenues	—	0.02	—	—	0.02
CES Commodity Margin	—	—	(0.08)	—	(0.08)
O&M Expenses	0.03	—	0.06	—	0.09
Depreciation	(0.01)	—	(0.01)	—	(0.02)
Pension/OPEB	(0.01)	—	—	—	(0.01)
General Taxes	(0.01)	(0.01)	0.01	—	(0.01)
Interest Expense	—	(0.02)	(0.02)	—	(0.04)
Capitalized Financing Costs	(0.02)	0.01	—	—	(0.01)
Effective Income Tax Rate	0.02	—	—	0.10	0.12
4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.45	$0.14	$0.17	$0.04	$0.80
Special Items - 2014	(0.76)	(0.01)	(0.76)	—	(1.53)
4Q 2014 Basic EPS* (avg. shares outstanding 421)	$(0.31)	$0.13	$(0.59)	$0.04	$(0.73)

4Q 2014 Net Income (Loss) - GAAP	$(134)	$54	$(246)	$20	$(306)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

1

For the twelve months ended December 31, 2014, GAAP earnings were $0.71 per basic share compared with $0.94 per basic share for the same period last year. Operating (non-GAAP) earnings, excluding special items, were $2.56 per basic share for the twelve months ended December 31, 2014, compared to $3.04 per basic share for the same period last year.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
2013 Net Income (Loss) - GAAP	$501	$214	$(220)	$(103)	$392

2013 Basic EPS* (avg. shares outstanding 418)	$1.20	$0.51	$(0.52)	$(0.25)	$0.94
Special Items - 2013	0.85	—	1.26	(0.01)	2.10
2013 Basic EPS - Operating (Non-GAAP) Earnings*	$2.05	$0.51	$0.74	$(0.26)	$3.04
Distribution Deliveries	0.05	—	—	—	0.05
Transmission Revenues	—	0.07	—	—	0.07
CES Commodity Margin	—	—	(0.71)	—	(0.71)
West Virginia Asset Transfer / Deactivated Units (1)	0.03	—	0.04	—	0.07
O&M Expenses	(0.08)	(0.01)	0.13	—	0.04
Depreciation	(0.08)	(0.01)	(0.01)	—	(0.10)
Pension/OPEB	(0.03)	—	—	—	(0.03)
General Taxes	(0.01)	(0.02)	0.02	—	(0.01)
Investment Income	—	—	0.01	—	0.01
Interest Expense	(0.03)	(0.05)	(0.01)	(0.02)	(0.11)
Capitalized Financing Costs	(0.02)	0.05	(0.01)	—	0.02
Effective Income Tax Rate	0.06	—	0.02	0.12	0.20
Other	(0.01)	—	0.01	0.02	0.02
2014 Basic EPS - Operating (Non-GAAP) Earnings*	$1.93	$0.54	$0.23	$(0.14)	$2.56
Special Items - 2014	(0.82)	(0.01)	(1.03)	0.01	(1.85)
2014 Basic EPS* (avg. shares outstanding 420)	$1.11	$0.53	$(0.80)	$(0.13)	$0.71

2014 Net Income (Loss) - GAAP	$465	$223	$(337)	$(52)	$299

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

(1) For Regulated Distribution, consists of the impact of retail generation revenues, which include a return of and on plant costs, fuel and purchased power expenses, net transmission expenses, O&M, depreciation/amortization, general taxes, and interest expense resulting from the West Virginia asset transfer that occurred in October 2013. For Competitive Energy Services, consists of the impact of capacity revenue, fuel, O&M, depreciation/amortization, general taxes, and interest expense resulting from the West Virginia asset transfer and plant deactivations that occurred in 2013, partially offset by the purchased power to replace that generation.

*Operating earnings exclude special items as described below, and are a non-GAAP financial measure. Management uses Operating earnings and Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2014 and 2013 GAAP to Operating earnings reconciliations can be found on pages 25-36 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    2

Special Items - The following special items were recognized during the fourth quarter of 2014 and 2013:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 4Q 2014	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.74	$0.01	$0.48	$—	$1.23
Other	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.17	—	0.17
Trust securities impairment	—	—	0.04	—	0.04
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Regulatory charges	0.02	—	—	—	0.02
Retail repositioning charges	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Special Items - 2014	$0.76	$0.01	$0.76	$—	$1.53

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 4Q 2013	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$(0.22)	$—	$(0.16)	$—	$(0.38)
Other	—	—	(0.04)	—	(0.04)
West Virginia asset transfer charges	0.52	—	—	(0.01)	0.51
Plant deactivation costs	—	—	0.14	—	0.14
Regulatory charges	0.10	—	0.02	—	0.12
Trust securities impairment	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.02	—	0.02
Special Items - 2013	$0.40	$—	$0.02	$(0.01)	$0.41

The following special items were recognized during 2014 and 2013:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 2014	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.74	$0.01	$0.48	$—	$1.23
Other	—	—	0.11	—	0.11
Plant deactivation costs	—	—	0.34	—	0.34
Trust securities impairment	0.01	—	0.05	—	0.06
Merger accounting - commodity contracts	—	—	0.07	—	0.07
Regulatory charges	0.07	—	0.01	—	0.08
Litigation resolution	—	—	—	(0.01)	(0.01)
Impact of non-core asset sales/impairments	—	—	(0.15)	—	(0.15)
Retail repositioning charges	—	—	0.11	—	0.11
Loss on debt redemptions	—	—	0.01	—	0.01
Special Items - 2014	$0.82	$0.01	$1.03	$(0.01)	$1.85

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 2013	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$(0.22)	$—	$(0.16)	$—	$(0.38)
Other	—	—	(0.04)	—	(0.04)
West Virgina asset transfer charges	0.52	—	—	(0.01)	0.51
Plant deactivation costs	0.01	—	0.97	0.05	1.03
Regulatory charges	0.53	—	0.03	(0.02)	0.54
Trust securities impairment	0.01	—	0.11	—	0.12
Merger accounting - commodity contracts	—	—	0.08	—	0.08
Impact of non-core asset sales/impairments	—	—	0.03	—	0.03
Restructuring costs	—	—	0.01	—	0.01
Loss (gain) on debt redemptions	—	—	0.23	(0.03)	0.20
Special Items - 2013	$0.85	$—	$1.26	$(0.01)	$2.10

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Consolidated Report to the Financial Community - 4th Quarter 2014                    3

2015 Earnings Guidance
Operating (non-GAAP) earnings guidance for 2015, excluding special items, is $2.40 - $2.70 per basic share. Operating (non-GAAP) earnings guidance for the individual business segments is $1.74 - $1.90 per basic share for Regulated Distribution, $0.63 - $0.67 per basic share for Regulated Transmission, $0.45 - $0.55 per basic share for Competitive Energy Services and ($0.42) per basic share for Corporate / Other. Operating (non-GAAP) earnings guidance for the first quarter of 2015, excluding special items, is $0.51 - $0.59 per basic share.

	Estimate for Year 2015					Q1 of 2015
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated*

2015F Net Income (Loss) - GAAP	$710 - $780	$265 - $280	$135 - $175	$(175)	$935 - $1,060	$195 - $230

2015F Basic EPS (avg. shares outstanding 422)	$1.68 - $1.84	$0.63 - $0.67	$0.32 - $0.42	$(0.42)	$2.21 - $2.51	$0.46 - $0.54
Excluding Special Items:
Regulatory charges	0.06	—	—	—	0.06	0.01
Non-core asset sales/impairments	—	—	0.02	—	0.02	0.01
Retail repositioning charges	—	—	0.04	—	0.04	0.01
Merger accounting - commodity contracts	—	—	0.07	—	0.07	0.02
Total Special Items	0.06	—	0.13	—	0.19	0.05

2015F Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 422)	$1.74 - $1.90	$0.63 - $0.67	$0.45 - $0.55	$(0.42)	$2.40 - $2.70	$0.51 - $0.59

*Average of 421 shares outstanding for the 1st quarter 2015

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Consolidated Report to the Financial Community - 4th Quarter 2014                    4

4Q 2014 Results vs 4Q 2013 - By Segment
Regulated Distribution

Regulated Distribution - GAAP losses for the fourth quarter of 2014 were ($134) million, or ($0.31) per basic share, compared with fourth quarter 2013 earnings of $27 million, or $0.06 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.45 per basic share for the fourth quarter of 2014, compared with fourth quarter 2013 Operating (non-GAAP) earnings of $0.46 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2013 Net Income - GAAP	$27

	4Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.06
	Special Items - 2013	0.40
	4Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.46
	Distribution Deliveries	(0.01)
	O&M Expenses	0.03
	Depreciation	(0.01)
	Pension/OPEB	(0.01)
	General Taxes	(0.01)
For the twelve months ended December 31, 2014, GAAP earnings were $465 million, or $1.11 per basic share compared with $501 million, or $1.20 per basic share, for the same period last year. Operating (non-GAAP) earnings, excluding special items, were $1.93 per basic share for the twelve months ended December 31, 2014, compared to $2.05 per basic share for the same period last year.	Capitalized Financing Costs	(0.02)
	Effective Income Tax Rate	0.02
	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.45
	Special Items - 2014	(0.76)
	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$(0.31)

	4Q 2014 Net Loss - GAAP	$(134)

4Q 2014 vs 4Q 2013 Earnings Drivers, Excluding Special Items

•
Distribution Deliveries - Total electric distribution deliveries decreased 205,000 megawatt-hours (MWH), or 0.6%, and decreased earnings $0.01 per share. Residential sales decreased by 334,000 MWH, or 2.5%, primarily resulting from milder temperatures. Heating-degree-days were 1.6% below the same period last year and 0.8% above normal. Sales to commercial customers decreased 88,000 MWH, or 0.8%, while sales to industrial customers increased by 218,000 MWH, or 1.8%.

•	O&M Expenses - Lower O&M expenses increased earnings $0.03 per share, due to higher capitalization of labor and lower benefit costs, as well as lower outage costs.

•	Depreciation - Higher depreciation expense reduced earnings $0.01 per share, due to a higher asset base.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share, primarily due to lower amortization of OPEB prior service credits.

•	General Taxes - Higher general taxes decreased earnings $0.01 per share due to increased property taxes associated with a higher asset base.

•	Capitalized Financing Costs - Lower capitalized financing costs decreased earnings $0.02 per share, primarily resulting from a decrease in the rate for borrowed funds.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    5

•	Effective Income Tax Rate - A lower effective income tax rate (34.8% in Q4 2014 vs 37.6% in Q4 2013) increased earnings $0.02 per share.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    6

Regulated Transmission

Regulated Transmission - GAAP earnings for the fourth quarter of 2014 were $54 million, or $0.13 per basic share, compared with fourth quarter 2013 GAAP earnings of $58 million, or $0.14 per basic share. Operating (non-GAAP) earnings, excluding special items, for the fourth quarter of 2014 were $0.14 per basic share, compared with fourth quarter 2013 Operating (non-GAAP) earnings of $0.14 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2013 Net Income - GAAP	$58

	4Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.14
	Special Items - 2013	—
	4Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.14
	Transmission Revenues	0.02
	General Taxes	(0.01)
	Interest Expense	(0.02)
	Capitalized Financing Costs	0.01
For the twelve months ended December 31, 2014, GAAP earnings were $223 million, or $0.53 per basic share compared with $214 million, or $0.51 per basic share, for the same period last year. Operating (non-GAAP) earnings were $0.54 per basic share for the twelve months ended December 31, 2014, compared to $0.51 per basic share for the same period last year.	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.14
	Special Items - 2014	(0.01)
	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$0.13

	4Q 2014 Net Income - GAAP	$54

4Q 2014 vs 4Q 2013 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.02 per share, primarily due to incremental rate base and cost of service recovery at American Transmission Systems, Incorporated (ATSI) associated with its annual rate filing effective June 2014.

•	General Taxes - Higher general taxes decreased earnings $0.01 per share due to increased property taxes, resulting from a higher asset base.

•
Interest Expense - Higher interest expense decreased earnings $0.02 per share, primarily due to increased long-term debt of $1.0 billion at FirstEnergy Transmission, LLC (FET) issued in May 2014 and a September 2014 long-term debt issuance of $400 million at ATSI.

•
Capitalized Financing Costs - Higher capitalized financing costs increased earnings $0.01 per share, primarily due to increased capital expenditures resulting from the "Energizing the Future" transmission program.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    7

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the fourth quarter of 2014 were ($246) million, or ($0.59) per basic share, compared with fourth quarter 2013 earnings of $80 million, or $0.19 per basic share. Operating (non-GAAP) earnings, excluding special items, for the fourth quarter of 2014 were $0.17 per basic share, compared with fourth quarter 2013 Operating (non-GAAP) earnings of $0.21 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2013 Net Income - GAAP	$80

	4Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.19
	Special Items - 2013	0.02
	4Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.21
	CES Commodity Margin	(0.08)
	O&M Expenses	0.06
	Depreciation	(0.01)
	General Taxes	0.01
For the twelve months ended December 31, 2014, GAAP losses were ($337) million, or ($0.80) per basic share compared with ($220) million, or ($0.52) per basic share, for the same period last year. Operating (non-GAAP) earnings, excluding special items, were $0.23 per basic share for the twelve months ended December 31, 2014, compared to $0.74 per basic share for the same period last year.	Interest Expense	(0.02)
	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
	Special Items - 2014	(0.76)
	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$(0.59)

	4Q 2014 Net Loss - GAAP	$(246)

4Q 2014 vs 4Q 2013 Earnings Drivers, Excluding Special Items
CES commodity margin decreased earnings by $0.08 per share, primarily due to lower contract sales volume, partially offset by higher PJM capacity revenues and lower purchased power. Contract sales prices increased as compared to the fourth quarter of 2013 primarily due to higher capacity rates associated with CES' retail sales obligations. These prices were adversely impacted by a significant decrease in power prices beginning in the fourth quarter of 2011 when the 2014 competitive retail sales position was approximately 30% committed, whereas the 2013 sales position was approximately 60% committed. This resulted in a greater proportion of 2014 contract sales impacted by the decrease in power prices as compared to 2013.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    8

A summary by key component of commodity margin follows:

Commodity Margin EPS - 4Q14 vs 4Q13	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.03	$(0.39)	$(0.36)
- Governmental Aggregation Sales	0.04	(0.06)	(0.02)
- Mass Market Sales	—	(0.02)	(0.02)
- POLR Sales	0.02	(0.01)	0.01
- Structured Sales	—	0.06	0.06
Subtotal - Contract Sales	$0.09	$(0.42)	$(0.33)
(b) Wholesale Sales	(0.09)	0.11	0.02
(c) PJM Capacity, FRR Auction Revenues	0.11	(0.02)	0.09
(d) Fuel Expense	0.01	0.03	0.04
(e) Purchased Power	(0.02)	0.27	0.25
(f) Capacity Expense	(0.17)	0.03	(0.14)
(g) Net Financial Sales and Purchases	(0.05)	—	(0.05)
(h) Net MISO - PJM Transmission Cost	—	0.04	0.04
Net Decrease	$(0.12)	$0.04	$(0.08)

(a)
Contract Sales - CES' contract sales decreased 4.9 million MWH, or 19%, and reduced earnings $0.33 per share. Direct sales to large and medium commercial/industrial customers decreased 4.9 million MWH, or 35%. Governmental aggregation and mass market sales decreased 1.0 million MWH, or 15%, primarily due to lower sales in Ohio, Pennsylvania and Illinois. The decrease in direct, governmental aggregation and mass market sales was partially offset by a 0.9 million MWH increase in structured sales. As of December 31, 2014, the total number of retail customers was 2.1 million, a decrease of approximately 600,000 customers since December 2013. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. CES has eliminated sales efforts in certain channels to focus on a selective mix of retail and wholesale sales.

CES Contract Sales - 4Q14 vs 4Q13
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(4,854)	(729)	(237)	(34)	931	(4,923)

(b) Wholesale Sales - Wholesale sales increased by 412,000 MWH, and increased earnings $0.02 per share.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    9

(c) PJM Capacity Revenues (Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings $0.09 per share, primarily resulting from higher capacity prices in the RTO and ATSI zones.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BR	BR	BR
June 2013 - May 2014	$27.73	$27.73	$226.15
June 2014 - May 2015	$125.99	$125.99	$136.50

(d)
Fuel Expense - Lower fuel expenses increased earnings $0.04 per share, primarily due to decreased generation output. Fossil generation output decreased by 1.4 million MWH, driven by economic dispatch of units and increased planned outages on supercritical coal units in the fourth quarter of 2014 compared to the same period last year. Nuclear generation output increased by 389,000 MWH resulting from no refueling outages in the fourth quarter of 2014 compared to one refueling outage in the fourth quarter of 2013.

(e) Purchased Power - Lower contract sales volumes resulted in decreased power purchases and increased earnings $0.25 per share.
(f) Capacity Expense - Higher capacity expenses associated with contract sales decreased earnings $0.14 per share, primarily due to higher prices in the ATSI and RTO zones.
(g) Net Financial Sales and Purchases - Net financial hedges associated with CES sales and generation portfolio decreased earnings $0.05 per share, primarily resulting from lower market prices.
(h) Net MISO-PJM Transmission Cost - Lower transmission costs increased earnings $0.04 per share, primarily due to lower contract sales volumes.

•
O&M Expenses - Lower O&M expenses increased earnings $0.06 per share, primarily due to decreased nuclear operating expenses reflecting no refueling outages in 2014 (compared to one refueling outage in 2013) and lower retail and marketing related expenses.

•	Depreciation Expense - Higher depreciation expense decreased earnings $0.01 per share, due to an increased asset base primarily resulting from in-servicing Davis-Besse steam generators in May 2014.

•	General Taxes - Lower gross receipts tax, due to a decrease in retail sales, increased earnings $0.01 per share.

•	Interest Expense - Higher interest expense decreased earnings $0.02 per share.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    10

Corporate / Other

Corporate / Other - GAAP earnings for the fourth quarter of 2014 were $20 million, or $0.04 per basic share, compared with fourth quarter 2013 losses of ($23) million, or ($0.05) per basic share. Operating (non-GAAP) earnings for the fourth quarter of 2014 were $0.04 per basic share compared with Operating (non-GAAP) losses of ($0.06) per basic share for the fourth quarter of 2013.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2013 Net Loss - GAAP	$(23)

	4Q 2013 Basic EPS (avg. shares outstanding 418M)	$(0.05)
	Special Items - 2013	(0.01)
	4Q 2013 Basic EPS - Operating (Non-GAAP) Losses	$(0.06)
	Effective Income Tax Rate	0.10
	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.04
For the twelve months ended December 31, 2014, GAAP losses were ($52) million, or ($0.13) per basic share, compared with ($103) million, or ($0.25) per basic share, for the same period last year. Operating (non-GAAP) losses, excluding special items, were ($0.14) per basic share for the twelve months ended December 31, 2014, compared to ($0.26) per basic share for the same period last year.	Special Items - 2014	—
	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$0.04

	4Q 2014 Net Income - GAAP	$20

4Q 2014 vs 4Q 2013 Earnings Drivers, Excluding Special Items

•	Effective Income Tax Rate - A lower consolidated effective income tax rate in the fourth quarter of 2014 compared to fourth quarter of 2013 increased earnings $0.10 per share.

The consolidated effective income tax rate in the fourth quarter of 2014 was 21.6% compared to 35.1% in the fourth quarter of 2013 and increased consolidated earnings $0.12 per share. The impact of a lower effective income tax rate increased earnings $0.02 per share at Regulated Distribution and $0.10 per share at Corporate / Other. The decrease in the effective income tax rate resulted from the resolution of state tax positions and an adjustment to reverse tax liabilities that were recognized in prior periods.

For the twelve months ended December 31, 2014, the consolidated effective income tax rate was 29.3% compared to 36.2% for the same period last year.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Gina E. Caskey	Rey Y. Jimenez
Vice President,	Director,	Manager,	Manager,
Investor Relations	Investor Relations	Investor Relations	Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-3841	(330) 384-4239

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Consolidated Report to the Financial Community - 4th Quarter 2014                    11

FirstEnergy Corp.
Consolidated Statements of Income (Loss)
(In millions, except for per share amounts)

		Three Months Ended December 31			Year Ended December 31
		2014	2013	Change	2014	2013	Change
	Revenues
(1)	Regulated distribution	$2,130	$2,136	$(6)	$9,102	$8,720	$382
(2)	Regulated transmission	199	187	12	769	731	38
(3)	Competitive energy services	1,426	1,558	(132)	6,289	6,498	(209)
(4)	Other and reconciling adjustments	(272)	(248)	(24)	(1,111)	(1,057)	(54)
(5)	Total Revenues	3,483	3,633	(150)	15,049	14,892	157

	Expenses
(6)	Fuel	569	581	(12)	2,280	2,496	(216)
(7)	Purchased power	990	1,031	(41)	4,716	3,963	753
(8)	Other operating expenses	901	948	(47)	3,962	3,593	369
(9)	Pensions and OPEB mark-to-market	835	(256)	1,091	835	(256)	1,091
(10)	Provision for depreciation	316	293	23	1,220	1,202	18
(11)	Amortization (deferral) of regulatory assets, net	(15)	96	(111)	12	539	(527)
(12)	General taxes	224	231	(7)	962	978	(16)
(13)	Impairment of long lived assets	—	322	(322)	—	795	(795)
(14)	Total Expenses	3,820	3,246	574	13,987	13,310	677
(15)	Operating Income (Loss)	(337)	387	(724)	1,062	1,582	(520)

	Other Income (Expense)
(16)	Loss on debt redemptions	—	—	—	(8)	(132)	124
(17)	Investment income	5	25	(20)	72	33	39
(18)	Interest expense	(271)	(245)	(26)	(1,073)	(1,016)	(57)
(19)	Capitalized financing costs	29	41	(12)	118	103	15
(20)	Total Other Expense	(237)	(179)	(58)	(891)	(1,012)	121

(21)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(574)	208	(782)	171	570	(399)
(22)	Income taxes (benefits)	(268)	66	(334)	(42)	195	(237)
(23)	Income (Loss) From Continuing Operations	(306)	142	(448)	213	375	(162)
(24)	Discontinued operations (net of income taxes)	—	—	—	86	17	69
(25)	Net Income (Loss)	$(306)	$142	$(448)	$299	$392	$(93)

(26)	Earnings (Loss) Per Share of Common Stock
(27)	Basic - Continuing Operations	$(0.73)	$0.34	$(1.07)	$0.51	$0.90	$(0.39)
(28)	Basic - Discontinued Operations	—	—	—	0.20	0.04	0.16
(29)	Basic - Earnings (Loss) Available to FirstEnergy Corp.	$(0.73)	$0.34	$(1.07)	$0.71	$0.94	$(0.23)

(30)	Diluted - Continuing Operations	$(0.73)	$0.34	$(1.07)	$0.51	$0.90	$(0.39)
(31)	Diluted - Discontinued Operations	—	—	—	0.20	0.04	0.16
(32)	Diluted - Earnings (Loss) Available to FirstEnergy Corp.	$(0.73)	$0.34	$(1.07)	$0.71	$0.94	$(0.23)

(33)	Weighted Average Number of
(34)	Common Shares Outstanding
(35)	Basic	421	418	3	420	418	2
(36)	Diluted	421	419	2	421	419	2

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,076	$199	$1,182	$(48)	$3,409
(2)	Other	54	—	49	(29)	74
(3)	Internal	—	—	195	(195)	—
(4)	Total Revenues	2,130	199	1,426	(272)	3,483

	Expenses
(5)	Fuel	126	—	443	—	569
(6)	Purchased power	785	—	400	(195)	990
(7)	Other operating expenses	501	35	450	(85)	901
(8)	Pension and OPEB mark-to-market	506	2	327	—	835
(9)	Provision for depreciation	167	34	100	15	316
(10)	Amortization (deferral) of regulatory assets, net	(17)	2	—	—	(15)
(11)	General taxes	165	18	38	3	224
(12)	Impairment of long-lived assets	—	—	—	—	—
(13)	Total Expenses	2,233	91	1,758	(262)	3,820
(14)	Operating Income (Loss)	(103)	108	(332)	(10)	(337)

	Other Income (Expense)
(15)	Investment income (loss)	12	—	(1)	(6)	5
(16)	Interest expense	(144)	(41)	(46)	(40)	(271)
(17)	Capitalized financing costs	2	17	9	1	29
(18)	Total Other Expense	(130)	(24)	(38)	(45)	(237)

(19)	Income (Loss) Before Income Taxes (Benefits)	(233)	84	(370)	(55)	(574)
(20)	Income taxes (benefits)	(99)	30	(124)	(75)	(268)
(21)	Net Income (Loss)	$(134)	$54	$(246)	$20	$(306)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2013

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,085	$187	$1,338	$(35)	$3,575
(2)	Other	51	—	38	(31)	58
(3)	Internal	—	—	182	(182)	—
(4)	Total Revenues	2,136	187	1,558	(248)	3,633

	Expenses
(5)	Fuel	127	—	454	—	581
(6)	Purchased power	761	—	452	(182)	1,031
(7)	Other operating expenses	499	33	490	(74)	948
(8)	Pension and OPEB mark-to-market	(149)	—	(107)	—	(256)
(9)	Provision for depreciation	160	30	92	11	293
(10)	Amortization of regulatory assets, net	93	3	—	—	96
(11)	General taxes	170	13	44	4	231
(12)	Impairment of long-lived assets	322	—	—	—	322
(13)	Total Expenses	1,983	79	1,425	(241)	3,246
(14)	Operating Income (Loss)	153	108	133	(7)	387

	Other Income (Expense)
(15)	Investment income (loss)	16	—	19	(10)	25
(16)	Interest expense	(139)	(25)	(35)	(46)	(245)
(17)	Capitalized financing costs	14	11	11	5	41
(18)	Total Other Expense	(109)	(14)	(5)	(51)	(179)

(19)	Income (Loss) Before Income Taxes (Benefits)	44	94	128	(58)	208
(20)	Income taxes (benefits)	17	36	48	(35)	66
(21)	Net Income (Loss)	$27	$58	$80	$(23)	$142

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2014 vs. Three Months Ended December 31, 2013

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$(9)	$12	$(156)	$(13)	$(166)
(2)	Other	3	—	11	2	16
(3)	Internal revenues	—	—	13	(13)	—
(4)	Total Revenues	(6)	12	(132)	(24)	(150)

	Expenses
(5)	Fuel	(1)	—	(11)	—	(12)
(6)	Purchased power	24	—	(52)	(13)	(41)
(7)	Other operating expenses	2	3	(40)	(12)	(47)
(8)	Pension and OPEB mark-to-market	655	2	434	—	1,091
(9)	Provision for depreciation	7	4	8	4	23
(10)	Amortization (deferral) of regulatory assets, net	(110)	(1)	—	—	(111)
(11)	General taxes	(5)	5	(6)	(1)	(7)
(12)	Impairment of long-lived assets	(322)	—	—	—	(322)
(13)	Total Expenses	250	13	333	(22)	574
(14)	Operating Income (Loss)	(256)	(1)	(465)	(2)	(724)

	Other Income (Expense)
(15)	Investment income (loss)	(4)	—	(20)	4	(20)
(16)	Interest expense	(5)	(16)	(11)	6	(26)
(17)	Capitalized financing costs	(12)	6	(2)	(4)	(12)
(18)	Total Other Income (Expense)	(21)	(10)	(33)	6	(58)

(19)	Income (Loss) Before Income Taxes (Benefits)	(277)	(11)	(498)	4	(782)
(20)	Income taxes (benefits)	(116)	(7)	(172)	(39)	(334)
(21)	Net Income (Loss)	$(161)	$(4)	$(326)	$43	$(448)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$8,898	$769	$5,281	$(193)	$14,755
(2)	Other	204	—	189	(99)	294
(3)	Internal	—	—	819	(819)	—
(4)	Total Revenues	9,102	769	6,289	(1,111)	15,049

	Expenses
(5)	Fuel	567	—	1,713	—	2,280
(6)	Purchased power	3,385	—	2,150	(819)	4,716
(7)	Other operating expenses	2,081	139	2,075	(333)	3,962
(8)	Pension and OPEB mark-to-market	506	2	327	—	835
(9)	Provision for depreciation	658	127	387	48	1,220
(10)	Amortization of regulatory assets, net	1	11	—	—	12
(11)	General taxes	693	70	171	28	962
(12)	Impairment of long-lived assets	—	—	—	—	—
(13)	Total Expenses	7,891	349	6,823	(1,076)	13,987
(14)	Operating Income (Loss)	1,211	420	(534)	(35)	1,062

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	(8)	—	(8)
(16)	Investment income	56	—	45	(29)	72
(17)	Interest expense	(589)	(131)	(189)	(164)	(1,073)
(18)	Capitalized financing costs	14	55	37	12	118
(19)	Total Other Expense	(519)	(76)	(115)	(181)	(891)

(20)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	692	344	(649)	(216)	171
(21)	Income taxes (benefits)	227	121	(226)	(164)	(42)
(22)	Income (Loss) From Continuing Operations	465	223	(423)	(52)	213
(23)	Discontinued operations (net of income taxes)	—	—	86	—	86
(24)	Net Income (Loss)	$465	$223	$(337)	$(52)	$299

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2013

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$8,499	$731	$5,542	$(161)	$14,611
(2)	Other	221	—	186	(126)	281
(3)	Internal	—	—	770	(770)	—
(4)	Total Revenues	8,720	731	6,498	(1,057)	14,892

	Expenses
(5)	Fuel	377	—	2,119	—	2,496
(6)	Purchased power	3,308	—	1,425	(770)	3,963
(7)	Other operating expenses	1,773	131	2,007	(318)	3,593
(8)	Pension and OPEB mark-to-market	(149)	—	(107)	—	(256)
(9)	Provision for depreciation	606	114	439	43	1,202
(10)	Amortization of regulatory assets, net	529	10	—	—	539
(11)	General taxes	697	54	202	25	978
(12)	Impairment of long-lived assets	322	—	473	—	795
(13)	Total Expenses	7,463	309	6,558	(1,020)	13,310
(14)	Operating Income (Loss)	1,257	422	(60)	(37)	1,582

	Other Income (Expense)
(15)	Gain (loss) on debt redemptions	—	—	(149)	17	(132)
(16)	Investment income	57	—	11	(35)	33
(17)	Interest expense	(543)	(93)	(222)	(158)	(1,016)
(18)	Capitalized financing costs	31	14	42	16	103
(19)	Total Other Expense	(455)	(79)	(318)	(160)	(1,012)

(20)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	802	343	(378)	(197)	570
(21)	Income taxes (benefits)	301	129	(141)	(94)	195
(22)	Income (Loss) From Continuing Operations	501	214	(237)	(103)	375
(23)	Discontinued operations (net of income taxes)	—	—	17	—	17
(24)	Net Income (Loss)	$501	$214	$(220)	$(103)	$392

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    17

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2014 vs. Year Ended December 31, 2013

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$399	$38	$(261)	$(32)	$144
(2)	Other	(17)	—	3	27	13
(3)	Internal revenues	—	—	49	(49)	—
(4)	Total Revenues	382	38	(209)	(54)	157

	Expenses
(5)	Fuel	190	—	(406)	—	(216)
(6)	Purchased power	77	—	725	(49)	753
(7)	Other operating expenses	308	8	68	(15)	369
(8)	Pension and OPEB mark-to-market	655	2	434	—	1,091
(9)	Provision for depreciation	52	13	(52)	5	18
(10)	Amortization of regulatory assets, net	(528)	1	—	—	(527)
(11)	General taxes	(4)	16	(31)	3	(16)
(12)	Impairment of long-lived assets	(322)	—	(473)	—	(795)
(13)	Total Expenses	428	40	265	(56)	677
(14)	Operating Income (Loss)	(46)	(2)	(474)	2	(520)

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	141	(17)	124
(16)	Investment loss	(1)	—	34	6	39
(17)	Interest expense	(46)	(38)	33	(6)	(57)
(18)	Capitalized financing costs	(17)	41	(5)	(4)	15
(19)	Total Other Expense	(64)	3	203	(21)	121

(20)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(110)	1	(271)	(19)	(399)
(21)	Income taxes (benefits)	(74)	(8)	(85)	(70)	(237)
(22)	Income (Loss) From Continuing Operations	(36)	9	(186)	51	(162)
(23)	Discontinued operations (net of income taxes)	—	—	69	—	69
(24)	Net Income (Loss)	$(36)	$9	$(117)	$51	$(93)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    18

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Dec. 31, 2014	Dec. 31, 2013
Current Assets:
Cash and cash equivalents	$85	$218
Receivables	1,779	1,918
Other	2,012	1,877
Total Current Assets	3,876	4,013

Property, Plant and Equipment	35,783	33,252
Investments	3,222	3,104
Assets Held for Sale	—	235
Deferred Charges and Other Assets	9,285	9,820
Total Assets	$52,166	$50,424

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$804	$1,415
Short-term borrowings	1,799	3,404
Accounts payable	1,279	1,250
Other	1,679	1,568
Total Current Liabilities	5,561	7,637

Capitalization:
Total equity	12,422	12,695
Long-term debt and other long-term obligations	19,176	15,831
Total Capitalization	31,598	28,526
Noncurrent Liabilities	15,007	14,261
Total Liabilities and Capitalization	$52,166	$50,424

General Information
	Three Months Ended December 31		Year Ended December 31
	2014	2013	2014	2013
Debt redemptions	$(697)	$(938)	$(1,759)	$(3,600)
New long-term debt issues	$750	$1,000	$4,528	$3,745
Short-term borrowings increase (decrease)	$178	$—	$(1,605)	$1,435
Property additions	$839	$678	$3,312	$2,638

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    19

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of December 31		As of December 31
	2014	% Total	2013	% Total
Total Equity (GAAP)	$12,422	36%	$12,695	37%
Non-cash Charges / Non-cash Write Downs*	1,935	5%	1,412	4%
Accumulated Other Comprehensive Income	(246)	(1)%	(284)	(1)%
Adjusted Equity**	14,111	40%	13,823	40%

Long-term Debt and Other Long-term Obligations (GAAP)	19,176	55%	15,831	46%
Currently Payable Long-term Debt (GAAP)	804	2%	1,415	4%
Short-term Borrowings (GAAP)	1,799	5%	3,404	10%
Reimbursement Obligations	54	—%	7	—%
Guarantees of Indebtedness	487	1%	846	3%
Less Securitization Debt	(1,005)	(3)%	(1,123)	(3)%
Adjusted Debt**	21,315	60%	20,380	60%

Adjusted Capitalization**	$35,426	100%	$34,203	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges through December 31, 2014, as required by the FE Credit Facility, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facility requires FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    20

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

	Condensed Consolidated Statements of Cash Flows (GAAP)
		Three Months Ended		Year Ended
		December 31		December 31
		2014	2013	2014	2013
	Cash flows from operating activities
	Net income (loss)	$(306)	$142	$299	$392
	Adjustments to reconcile net income to net cash from operating activities:
	Depreciation and amortization (1)	382	462	1,560	2,016
	Asset removal costs charged to income	6	(7)	28	20
	Deferred purchased power and other costs	(26)	(15)	(115)	(76)
	Deferred income taxes and investment tax credits, net	(165)	129	162	243
	Impairments of long-lived assets	—	322	—	795
	Investment impairments	27	16	37	90
	Pension and OPEB mark-to-market adjustment	835	(256)	835	(256)
	Retirement benefits	7	(35)	(53)	(168)
	Gain on asset sales	—	—	—	(21)
	Commodity derivative transactions, net	4	(18)	64	(3)
	Loss on debt redemptions	—	—	8	132
	Gain on sale of investment securities held in trusts	(19)	(28)	(64)	(56)
	Make-whole premiums paid on debt redemptions	—	(6)	—	(187)
	Lease payments on sale and leaseback transaction	(44)	(51)	(137)	(136)
	Income from discontinued operations	—	—	(86)	(17)
	Change in working capital and other	275	336	175	(106)
	Cash flows provided from operating activities	976	991	2,713	2,662
	Cash flows provided from (used for) financing activities	69	(177)	513	477
	Cash flows used for investing activities	(1,069)	(818)	(3,359)	(3,093)
	Net change in cash and cash equivalents	$(24)	$(4)	$(133)	$46

(1)	Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangibles, deferred advertising costs and other assets.

Liquidity position as of January 31, 2015

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,469
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,435
FET(2)	Revolving	March 2019	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,904
(2) Includes FET, ATSI, and Trans-Allegheny Interstate		Cash:	—	58
Line Company (TrAILCo)		Total:	$6,000	$3,962

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Consolidated Report to the Financial Community - 4th Quarter 2014                    21

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended December 31			Year Ended December 31
(MWH in thousand)		2014	2013	Change	2014	2013	Change

Ohio	- Residential	4,198	4,385	-4.3%	17,440	17,279	0.9%
	- Commercial	3,665	3,744	-2.1%	15,261	15,202	0.4%
	- Industrial	5,137	5,037	2.0%	21,138	20,679	2.2%
	- Other	84	85	-1.2%	334	332	0.6%
	Total Ohio	13,084	13,251	-1.3%	54,173	53,492	1.3%
Pennsylvania	- Residential	4,676	4,840	-3.4%	18,948	19,066	-0.6%
	- Commercial	3,169	3,179	-0.3%	12,872	12,691	1.4%
	- Industrial	5,084	5,018	1.3%	20,600	20,345	1.3%
	- Other	30	30	0.0%	122	121	0.8%
	Total Pennsylvania	12,959	13,067	-0.8%	52,542	52,223	0.6%
New Jersey	- Residential	2,053	2,075	-1.1%	9,336	9,460	-1.3%
	- Commercial	2,213	2,192	1.0%	9,095	9,025	0.8%
	- Industrial	553	568	-2.6%	2,295	2,321	-1.1%
	- Other	22	22	0.0%	87	87	0.0%
	Total New Jersey	4,841	4,857	-0.3%	20,813	20,893	-0.4%
Maryland	- Residential	804	814	-1.2%	3,327	3,270	1.7%
	- Commercial	496	514	-3.5%	2,068	2,078	-0.5%
	- Industrial	404	418	-3.3%	1,590	1,624	-2.1%
	- Other	4	4	0.0%	16	16	0.0%
	Total Maryland	1,708	1,750	-2.4%	7,001	6,988	0.2%
West Virginia	- Residential	1,419	1,370	3.6%	5,715	5,404	5.8%
	- Commercial	893	895	-0.2%	3,692	3,586	3.0%
	- Industrial	1,431	1,350	6.0%	5,590	5,274	6.0%
	- Other	7	7	0.0%	27	28	-3.6%
	Total West Virginia	3,750	3,622	3.5%	15,024	14,292	5.1%
Total Residential		13,150	13,484	-2.5%	54,766	54,479	0.5%
Total Commercial		10,436	10,524	-0.8%	42,988	42,582	1.0%
Total Industrial		12,609	12,391	1.8%	51,213	50,243	1.9%
Total Other		147	148	-0.7%	586	584	0.3%

Total Distribution Deliveries		36,342	36,547	-0.6%	149,553	147,888	1.1%

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Consolidated Report to the Financial Community - 4th Quarter 2014                    22

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended December 31			Year Ended December 31
	2014	2013	Normal	2014	2013	Normal
Composite Heating-Degree-Days	1,936	1,967	1,921	5,877	5,484	5,380
Composite Cooling-Degree-Days	9	35	14	824	967	937

Shopping Statistics (Based Upon MWH)	Three Months Ended December 31		Year Ended December 31
	2014	2013	2014	2013

OE	79%	79%	80%	79%
Penn	64%	67%	66%	66%
CEI	84%	85%	85%	86%
TE	75%	77%	77%	77%
JCP&L	54%	55%	52%	52%
Met-Ed	69%	68%	69%	66%
Penelec	71%	71%	71%	70%
PE(1)	49%	48%	47%	47%
WP	63%	63%	64%	63%

(1) Represents Maryland only.

Competitive Operating Statistics (1)	Three Months Ended December 31		Year Ended December 31
	2014	2013	2014	2013
Generation Capacity Factors:
Nuclear	94%	90%	87%	88%
Fossil - Baseload	71%	75%	75%	75%
Fossil - Load Following	38%	63%	56%	57%

Generation Fuel Rate:
Nuclear	$7.07	$7.80	$7.45	$7.79
Fossil	$27	$26	$27	$27
Total Fleet	$18	$19	$19	$20

Generation Output Mix:
Nuclear	46%	41%	41%	34%
Fossil - Baseload	42%	44%	44%	53%
Fossil - Load Following	5%	8%	8%	8%
Peaking/CT/Hydro	7%	7%	7%	5%

(1) Excludes RMR and units scheduled to be deactivated by April 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    23

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended December 31			Year Ended December 31
Contract Sales	2014	2013	Change	2014	2013	Change
POLR
- OH	1,194	1,116	78	4,844	4,643	201
- PA	1,970	2,089	(119)	8,414	8,401	13
- MD	623	616	7	2,450	2,714	(264)
Total POLR	3,787	3,821	(34)	15,708	15,758	(50)

Structured Sales
- Bilaterals	2,072	1,644	428	8,177	5,996	2,181
- Muni/Co-op	1,128	625	503	4,637	3,051	1,586
Total Structured Sales	3,200	2,269	931	12,814	9,047	3,767

Direct - LCI
- OH	4,168	7,146	(2,978)	22,209	29,602	(7,393)
- PA	2,523	3,681	(1,158)	11,341	14,870	(3,529)
- NJ	314	348	(34)	1,275	1,157	118
- MI	653	733	(80)	2,859	2,957	(98)
- IL	405	638	(233)	2,088	2,483	(395)
- MD	118	208	(90)	704	832	(128)
Total Direct - LCI	8,181	12,754	(4,573)	40,476	51,901	(11,425)

Direct - MCI
- OH	411	602	(191)	1,929	2,501	(572)
- PA	306	381	(75)	1,395	1,494	(99)
- IL	38	58	(20)	187	233	(46)
- NJ	6	1	5	18	13	5
- MD	1	1	—	7	3	4
Total Direct - MCI	762	1,043	(281)	3,536	4,244	(708)

Aggregation
- OH	3,603	3,612	(9)	15,216	15,459	(243)
- IL	549	1,273	(724)	4,338	5,400	(1,062)
- NJ	4	—	4	15	—	15
Total Aggregation	4,156	4,885	(729)	19,569	20,859	(1,290)
Mass Market
- OH	381	469	(88)	1,825	1,920	(95)
- PA	1,037	1,178	(141)	4,645	4,555	90
- IL	32	37	(5)	160	147	13
- MD	28	32	(4)	139	139	—
- NJ	1	—	1	4	—	4
Total Mass Market	1,479	1,716	(237)	6,773	6,761	12

Total Contract Sales	21,565	26,488	(4,923)	98,876	108,570	(9,694)

Wholesale Sales
- Spot	412	—	412	680	1,229	(549)
Total Wholesale Sales	412	—	412	680	1,229	(549)

Purchased Power
- Bilaterals	604	588	16	2,222	2,067	155
- Spot	3,030	7,492	(4,462)	25,546	19,968	5,578
Total Purchased Power	3,634	8,080	(4,446)	27,768	22,035	5,733

Generation Output
- Fossil (1)	10,027	11,437	(1,410)	43,830	52,243	(8,413)
- Nuclear	8,394	8,005	389	31,040	30,901	139
- RMR /Deactivated Units (2)	726	105	621	1,556	9,776	(8,220)
Total Generation Output	19,147	19,547	(400)	76,426	92,920	(16,494)

(1)	The twelve months ended December 31, 2013, includes 8.1 million MWH of competitive generation associated with the Harrison plant that was transferred to a regulated affiliate on October 9, 2013.
(2)	Includes RMR and units scheduled to be deactivated by April 2015.
_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    24

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2014				Three Months Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,483	$—		$3,483	$3,633	$2	(a,c)	$3,635

	Expenses
(2)	Fuel	569	(98)	(b,c)	471	581	(80)	(b,c)	501
(3)	Purchased power	990	—		990	1,031	(1)	(a)	1,030
(4)	Other operating expenses	901	(37)	(a,b,g,i)	864	948	(18)	(a,b,c,d,h,i)	930
(5)	Pension and OPEB mark-to-market	835	(835)	(d)	—	(256)	256	(d)	—
(6)	Provision for depreciation	316	—		316	293	—		293
(7)	Amortization (deferral) of regulatory assets, net	(15)	—		(15)	96	(82)	(a,h)	14
(8)	General taxes	224	—		224	231	(1)	(b)	230
(9)	Impairment of long-lived assets	—	—		—	322	(322)	(h)	—
(10)	Total Expenses	3,820	(970)		2,850	3,246	(248)		2,998
(11)	Operating Income (Loss)	(337)	970		633	387	250		637

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income	5	35	(e,f)	40	25	20	(e,f)	45
(14)	Interest expense	(271)	—		(271)	(245)	—		(245)
(15)	Capitalized financing costs	29	—		29	41	—		41
(16)	Total Other Expense	(237)	35		(202)	(179)	20		(159)

(17)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(574)	1,005		431	208	270		478
(18)	Income taxes (benefits)	(268)	361	(b)	93	66	102		168
(19)	Income (Loss) From Continuing Operations	(306)	644		338	142	168		310
(20)	Discontinued operations (net of income taxes)	—	—		—	—	6	(e)	6
(21)	Net Income (Loss)	$(306)	$644		$338	$142	$174		$316

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share),($16) million included in "Other operating expenses". 2013 ($0.12 per share), $1 million included in Revenues; ($1) million included in "Purchased power"; ($17) million included in "Other operating expenses"; and ($59) million included in "Amortization of regulatory assets, net".

(b)
Plant deactivation costs: 2014 ($0.17 per share), ($87) million included in "Fuel", ($2) million included in "Other operating expenses", and $15 million included in "Income taxes (benefits)". 2013 ($0.14 per share), ($68) million included in "Fuel"; ($22) million included in "Other operating expenses"; ($1) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2014 ($0.03 per share), ($11) million included in "Fuel". 2013 ($0.02 per share), $1 million included in "Revenues", ($12) million included in "Fuel", $2 million included in "Other operating expenses".

(d)
Mark-to-market adjustments Pension / OPEB actuarial assumptions: 2014 ($1.23 per share), ($835) million included in "Pension and OPEB mark-to-market" . 2013 (($0.38) per share), $256 million included in "Pension and OPEB mark-to-market" and $2 million included in "Other operating expenses".

(e)
Impact of non-core asset sales/impairments: 2014 ($0.01 per share), $8 million included in "Investment income". 2013 ($0.02 per share), $5 million included in "Investment income" and $6 million included in "Discontinued operations (net of income taxes of $4 million)".

(f)	Trust securities impairment: 2014 ($0.04 per share), $27 million included in "Investment income". 2013 ($0.02 per share), $15 million included in "Investment income".
(g)	Retail repositioning charges: 2014 ($0.02 per share), ($12) million included in "Other operating expenses".
(h)
West Virginia asset transfer charges: 2013 ($0.51 per share), ($23) million included in "Amortization of regulatory assets, net"; ($5) million included in "Other operating expense"; ($322) million included in "Impairment of long-lived assets".

(i)	Mark-to-market adjustments - Other: 2014 ($0.01 per share), ($7) million included in "Other operating expenses". 2013 (($0.04) per share), $22 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the fourth quarter of 2014 and 418 million shares in the fourth quarter of 2013.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    25

FirstEnergy Corp.
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2014				Year Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$15,049	$4	(a)	$15,053	$14,892	$—	(a,b,c)	$14,892

	Expenses
(2)	Fuel	2,280	(220)	(b,c)	2,060	2,496	(194)	(b,c,k)	2,302
(3)	Purchased Power	4,716	1	(a)	4,717	3,963	(5)	(a)	3,958
(4)	Other operating expenses	3,962	(212)	(a,b,c,h,i, j,m)	3,750	3,593	(62)	(a,b,c,d,j,k,l,m)	3,531
(5)	Pension and OPEB mark-to-market	835	(835)	(d)	—	(256)	256	(d)	—
(6)	Provision for depreciation	1,220	—		1,220	1,202	(11)	(b)	1,191
(7)	Amortization (deferral) of regulatory assets, net	12	(1)	(a)	11	539	(337)	(a,l)	202
(8)	General taxes	962	(2)	(b)	960	978	(6)	(b)	972
(9)	Impairment of long-lived assets	—	—		—	795	(795)	(b,l)	—
(10)	Total Expenses	13,987	(1,269)		12,718	13,310	(1,154)		12,156
(11)	Operating Income	1,062	1,273		2,335	1,582	1,154		2,736

	Other Income (Expense)
(12)	Loss on debt redemptions	(8)	8	(g)	—	(132)	132	(g)	—
(13)	Investment income	72	57	(e,f)	129	33	94	(e,f)	127
(14)	Interest expense	(1,073)	—		(1,073)	(1,016)	4	(g)	(1,012)
(15)	Capitalized financing costs	118	—		118	103	—		103
(16)	Total Other Expense	(891)	65		(826)	(1,012)	230		(782)

(17)	Income From Continuing Operations Before Income Taxes (Benefits)	171	1,338		1,509	570	1,384		1,954
(18)	Income taxes (benefits)	(42)	484	(b)	442	195	512		707
(19)	Income From Continuing Operations	213	854		1,067	375	872		1,247
(20)	Discontinued operations (net of income taxes)	86	(78)	(e)	8	17	6	(e)	23
(21)	Net Income	$299	$776		$1,075	$392	$878		$1,270

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 36 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.08 per share), $4 million included in Revenues; $1 million included in "Purchased power"; ($46) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.54 per share),($52) million included in "Other operating expenses"; $3 million included in Revenues; ($314) million included in "Amortization of regulatory assets, net"; ($5) million included in "Purchased power".

(b)
Plant deactivation costs: 2014 ($0.34 per share), ($178) million included in "Fuel"; ($26) million included in "Other operating expenses"; ($2) million included in "General taxes", and $15 million included in "Income taxes (benefits)". 2013 ($1.03 per share), ($17) million included in "Revenues"; ($146) million included in "Fuel", ($34) million included in "Other operating expenses"; ($6) million included in "General Taxes", ($11) million included in "Depreciation", ($473) million included in "Impairment of long-lived assets".

(c)
Merger accounting - commodity contracts: 2014 ($0.07 per share), ($42) million included in "Fuel" and $1 million included in "Other operating expenses". 2013 ($0.08 per share), $14 million included in "Revenues", ($47) million included in "Fuel", $5 million included in "Other operating expenses".

(d)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2014 ($1.23 per share), ($835) million included in "Pension and OPEB mark-to-market. 2013(($0.38) per share), $256 million included in "Pension and OPEB mark-to-market" and $2 million included in "Other operating expenses".

(e)
Impact of non-core asset sales/impairments: 2014 (($0.15) per share), $20 million included in "Investment income" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.03 per share), $12 million included in "Investment income" and $6 million included in "Discontinued Operations (net of income taxes of $4 million)".

(f)	Trust securities impairment: 2014 ($0.06 per share), $37 million included in "Investment income". 2013 ($0.12 per share), $82 million included in "Investment income".
(g)
Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions". 2013 ($0.20 per share), $132 million included in "Loss on debt redemptions" and $4 million included in "Interest Expense".

(h)	Retail repositioning charges: 2014 ($0.11 per share), ($71) million included in "Other operating expenses".
(i)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(j)	Restructuring Costs: 2014, ($1) million included in "Other operating expenses". 2013 ($0.01 per share), ($3) million included in "Other operating expenses".
(k)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel" and ($1) million included in "Other operating costs".
(l)
West Virginia asset transfer charges: 2013 ($0.51 per share), ($23) million included "Amortization of regulatory assets,net"; ($5) million included in "Other operating expenses"; ($322) million included in "Impairments of long-lived assets".

(m)	Mark-to-market adjustments - Other: 2014 ($0.11 per share), ($75) million included in "Other operating expenses". 2013 (($0.04) per share), $26 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in 2014 and 418 million shares in 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    26

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2014				Three Months Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$2,130	$—		$2,130	$2,136	$1	(a)	$2,137

	Expenses
(2)	Fuel	126	—		126	127	—		127
(3)	Purchased power	785	—		785	761	(1)	(a)	760
(4)	Other operating expenses	501	(11)	(a)	490	499	(11)	(a,b,d)	488
(5)	Pension and OPEB mark-to-market	506	(506)	(b)	—	(149)	149	(b)	—
(6)	Provision for depreciation	167	—		167	160	—		160
(7)	Amortization (deferral) of regulatory assets, net	(17)	—		(17)	93	(82)	(a,d)	11
(8)	General taxes	165	—		165	170	—		170
(9)	Impairment of long-lived assets	—	—		—	322	(322)	(d)	—
(10)	Total Expenses	2,233	(517)		1,716	1,983	(267)		1,716
(11)	Operating Income (Loss)	(103)	517		414	153	268		421

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income	12	3	(c)	15	16	2	(c)	18
(14)	Interest expense	(144)	—		(144)	(139)	—		(139)
(15)	Capitalized financing costs	2	—		2	14	—		14
(16)	Total Other Expense	(130)	3		(127)	(109)	2		(107)

(17)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(233)	520		287	44	270		314
(18)	Income taxes (benefits)	(99)	199		100	17	101		118
(19)	Income (Loss) From Continuing Operations	(134)	321		187	27	169		196
(20)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(21)	Net Income (Loss)	$(134)	$321		$187	$27	$169		$196

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), $(11) million included in "Other operating expenses". 2013 ($0.10 per share), $1 million included in "Revenues"; ($1) million included in "Purchased power"; ($9) million included in "Other operating expenses" and ($59) million included in "Amortization of regulatory assets, net".

(b)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2014 ($0.74 per share), ($506) million included in "Pension and OPEB mark-to-market". 2013 (($0.22) per share), $149 million included in "Pension and OPEB mark-to-market" and $3 million included in "Other operating expenses".

(c)	Trust securities impairment: 2014, $3 million included in "Investment income". 2013, $2 million included in "Investment income".
(d)
West Virginia asset transfer charges: 2013 ($0.52 per share), ($23) million included in "Amortization of regulatory assets, net"; ($5) million included in "Other operating expense"; ($322) million included in "Impairment of long-lived assets".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the fourth quarter of 2014 and 418 million shares in the fourth quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    27

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2014				Year Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$9,102	$4	(a)	$9,106	$8,720	$3	(a)	$8,723

	Expenses
(2)	Fuel	567	—		567	377	—		377
(3)	Purchased power	3,385	1	(a)	3,386	3,308	(5)	(a)	3,303
(4)	Other operating expenses	2,081	(42)	(a,e,f)	2,039	1,773	(36)	(a,c,f,g,i)	1,737
(5)	Pension and OPEB mark-to-market	506	(506)	(c)	—	(149)	149	(c)	—
(6)	Provision for depreciation	658	—		658	606	—		606
(7)	Amortization (deferral) of regulatory assets, net	1	(1)	(a)	—	529	(337)	(a,g)	192
(8)	General taxes	693	—		693	697	(4)	(b)	693
(9)	Impairment of long-lived assets	—	—		—	322	(322)	(g)	—
(10)	Total Expenses	7,891	(548)		7,343	7,463	(555)		6,908
(11)	Operating Income	1,211	552		1,763	1,257	558		1,815

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income	56	4	(d)	60	57	10	(d)	67
(14)	Interest expense	(589)	—		(589)	(543)	1	(h)	(542)
(15)	Capitalized financing costs	14	—		14	31	—		31
(16)	Total Other Expense	(519)	4		(515)	(455)	11		(444)

(17)	Income From Continuing Operations Before Income Taxes	692	556		1,248	802	569		1,371
(18)	Income taxes	227	212		439	301	214		515
(19)	Income From Continuing Operations	465	344		809	501	355		856
(20)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(21)	Net Income	$465	$344		$809	$501	$355		$856

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 36 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.07 per share), $4 million included in Revenues; $1 million included in "Purchased power"; ($40) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.53 per share), $3 million included in Revenues; ($5) million included in "Purchased power"; ($34) million included in "Other operating expenses" and ($314) million included in "Amortization of regulatory assets, net".

(b)	Plant deactivation costs: 2013 ($0.01 per share), ($4) million included in "General taxes".
(c)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2014 ($0.74 per share), ($506) million included in "Pension and OPEB mark-to-market". 2013 (($0.22) per share),$149 million included in "Pension and OPEB mark-to-market" and $3 million included in "Other operating expenses"

(d)	Trust securities impairment: 2014 ($0.01 per share), $4 million included in "Investment income" 2013 ($0.01 per share), $10 million included in "Investment income".
(e)	Impact of non-core asset sales/impairments: 2014, ($1) million included in "Other operating expenses".
(f)	Restructuring Costs: 2014, ($1) million included in "Other operating expenses". 2013, ($2) million included in "Other operating expenses".
(g)
West Virginia asset transfer charges: 2013 ($0.52 per share),($23) million included in "Amortization of regulatory assets, net"; ($5) million included in "Other operating expense"; ($322) million included in "Impairment of long-lived assets".

(h)	Loss on debt redemptions: 2013, $1 million included in "Interest expense"
(i)	Mark-to-market adjustments - Other: 2013, $2 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in 2014 and 418 million shares in 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    28

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2014				Three Months Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items	Operating -Non-GAAP
(1)	Revenues	$199	$—		$199	$187	$—	$187

	Expenses
(2)	Fuel	—	—		—	—	—	—
(3)	Purchased power	—	—		—	—	—	—
(4)	Other operating expenses	35	(2)	(b)	33	33	—	33
(5)	Pension and OPEB mark-to-market	2	(2)	(a)	—	—	—	—
(6)	Provision for depreciation	34	—		34	30	—	30
(7)	Amortization of regulatory assets, net	2	—		2	3	—	3
(8)	General taxes	18	—		18	13	—	13
(9)	Impairment of long-lived assets	—	—		—	—	—	—
(10)	Total Expenses	91	(4)		87	79	—	79
(11)	Operating Income	108	4		112	108	—	108

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—	—
(13)	Investment income	—	—		—	—	—	—
(14)	Interest expense	(41)	—		(41)	(25)	—	(25)
(15)	Capitalized financing costs	17	—		17	11	—	11
(16)	Total Other Expense	(24)	—		(24)	(14)	—	(14)

(17)	Income From Continuing Operations Before Income Taxes	84	4		88	94	—	94
(18)	Income taxes	30	1		31	36	—	36
(19)	Income From Continuing Operations	54	3		57	58	—	58
(20)	Discontinued operations (net of income tax benefits)	—	—		—	—	—	—
(21)	Net Income	$54	$3		$57	$58	$—	$58

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments- Pension/OPEB actuarial assumptions: 2014 ($0.01 per share), ($2) million included in "Pension and OPEB mark-to-market".
(b)	Regulatory charges: 2014, ($2) million included in "Other operating expenses".

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    29

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2014				Year Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items	Operating -Non-GAAP
(1)	Revenues	$769	$—		$769	$731	$—	$731

	Expenses
(2)	Fuel	—	—		—	—	—	—
(3)	Purchased power	—	—		—	—	—	—
(4)	Other operating expenses	139	(2)	(b)	137	131	—	131
(5)	Pension and OPEB mark-to-market	2	(2)	(a)	—	—	—	—
(6)	Provision for depreciation	127	—		127	114	—	114
(7)	Amortization of regulatory assets, net	11	—		11	10	—	10
(8)	General taxes	70	—		70	54	—	54
(9)	Impairment of long-lived assets	—	—		—	—	—	—
(10)	Total Expenses	349	(4)		345	309	—	309
(11)	Operating Income (Loss)	420	4		424	422	—	422

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—	—
(13)	Investment income	—	—		—	—	—	—
(14)	Interest expense	(131)	—		(131)	(93)	—	(93)
(15)	Capitalized financing costs	55	—		55	14	—	14
(16)	Total Other Expense	(76)	—		(76)	(79)	—	(79)

(17)	Income From Continuing Operations Before Income Taxes	344	4		348	343	—	343
(18)	Income taxes	121	1		122	129	—	129
(19)	Income From Continuing Operations	223	3		226	214	—	214
(20)	Discontinued operations (net of income tax benefits)	—	—		—	—	—	—
(21)	Net Income	$223	$3		$226	$214	$—	$214

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 36 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments-Pension/OPEB actuarial assumptions: 2014 ($0.01 per share), ($2) million included in "Pension and OPEB mark-to-market".
(b)	Regulatory charges: 2014, ($2) million included in "Other operating expenses".

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    30

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2014				Three Months Ended December 31, 2013

		GAAP	Special Items		Operating- Non-GAAP	GAAP	Special Items		Operating- Non-GAAP
(1)	Revenues	$1,426	$—		$1,426	$1,558	$1	(e)	$1,559

	Expenses
(2)	Fuel	443	(98)	(b,e)	345	454	(80)	(b,e)	374
(3)	Purchased power	400	—		400	452	—		452
(4)	Other operating expenses	450	(24)	(a,b,g,h)	426	490	(7)	(a,b,c,e,h)	483
(5)	Pension and OPEB mark-to-market	327	(327)	(c)	—	(107)	107	(c)	—
(6)	Provision for depreciation	100	—		100	92	—		92
(7)	Amortization of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	38	—		38	44	(1)	(b)	43
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	1,758	(449)		1,309	1,425	19		1,444
(11)	Operating Income (Loss)	(332)	449		117	133	(18)		115

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—
(13)	Investment income	(1)	32	(d,f)	31	19	18	(d,f)	37
(14)	Interest expense	(46)	—		(46)	(35)	—		(35)
(15)	Capitalized interest	9	—		9	11	—		11
(16)	Total Other Expense	(38)	32		(6)	(5)	18		13

(17)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(370)	481		111	128	—		128
(18)	Income taxes (benefits)	(124)	161	(b)	37	48	—		48
(19)	Income (Loss) From Continuing Operations	(246)	320		74	80	—		80
(20)	Discontinued operations (net of income taxes)	—	—		—	—	6	(d)	6
(21)	Net Income (Loss)	$(246)	$320		$74	$80	$6		$86

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2014, ($4) million included in "Other operating expenses". 2013 ($0.02 per share), ($8) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014 ($0.17 per share), ($87) million included in "Fuel", ($2) million included in "Other operating expenses", and $15 million included in "Income taxes (benefits)". 2013 ($0.14 per share), ($68) million included in "Fuel"; and ($22) million included in "Other operating expenses"; ($1) million included in "General taxes".

(c)
Mark-to-market adjustments-Pension/OPEB actuarial assumptions: 2014 ($0.48 per share), ($327) million included in "Pension and OPEB mark-to-market". 2013 (($0.16) per share), $107 million included in "Pension and OPEB mark-to-market" and ($1) million included in "Other operating expenses".

(d)
Impact of non-core asset sales/impairments: 2014 ($0.01 per share), $8 million included in "Investment Income". 2013 ($0.02 per share), $5 million included in "Investment income" and $6 million included in "Discontinued operations (net of income taxes of $4 million)".

(e)
Merger accounting - commodity contracts: 2014 ($0.03 per share), ($11) million included in "Fuel". 2013 ($0.02 per share), $1 million included in Revenues;($12) million included in "Fuel" and $2 million included in "Other operating expenses".

(f)	Trust securities impairment: 2014 ($0.04 per share), $24 million included in "Investment income". 2013 ($0.02 per share), $13 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2014 ($0.02 per share), ($12) million included in "Other operating expenses".
(h)	Mark-to-market adjustments-Other: 2014 ($0.01 per share), ($6) million included in "Other operating expenses". 2013 (($0.04) per share), $22 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the fourth quarter of 2014 and 418 million shares in the fourth quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    31

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2014				Year Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$6,289	$—		$6,289	$6,498	$(3)	(b,c)	$6,495

	Expenses
(2)	Fuel	1,713	(220)	(b,c)	1,493	2,119	(194)	(b,c,j)	1,925
(3)	Purchased power	2,150	—		2,150	1,425	—		1,425
(4)	Other operating expenses	2,075	(174)	(a,b,h,k)	1,901	2,007	(26)	(a,b,c,d,i,j,k)	1,981
(5)	Pension and OPEB mark-to-market	327	(327)	(d)	—	(107)	107	(d)	—
(6)	Provision for depreciation	387	—		387	439	(11)	(b)	428
(7)	Amortization of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	171	(2)	(b)	169	202	(2)	(b)	200
(9)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(10)	Total Expenses	6,823	(723)		6,100	6,558	(599)		5,959
(11)	Operating Income (Loss)	(534)	723		189	(60)	596		536

	Other Income (Expense)
(12)	Loss on debt redemptions	(8)	8	(g)	—	(149)	149	(g)	—
(13)	Investment income	45	53	(e,f)	98	11	84	(e,f)	95
(14)	Interest expense	(189)	—		(189)	(222)	3	(g)	(219)
(15)	Capitalized interest	37	—		37	42	—		42
(16)	Total Other Expense	(115)	61		(54)	(318)	236		(82)

(17)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(649)	784		135	(378)	832		454
(18)	Income taxes (benefits)	(226)	270	(b)	44	(141)	311		170
(19)	Income (Loss) From Continuing Operations	(423)	514		91	(237)	521		284
(20)	Discontinued operations (net of income taxes)	86	(78)	(e)	8	17	6	(e)	23
(21)	Net Income (Loss)	$(337)	$436		$99	$(220)	$527		$307

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 36 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2014 ($0.01 per share), ($4) million included in "Other operating expenses". 2013 ($0.03 per share), ($18) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014 ($0.34 per share), ($178) million included in "Fuel"; ($26) million included in "Other operating expenses"; ($2) million included in "General taxes", and $15 million included in "Income taxes (benefits)". 2013 ($0.97 per share), ($17) million included in "Revenues"; ($146) million included in "Fuel"; and ($34) million included in "Other operating expenses"; and ($11) million included in "Provision for depreciation"; ($2) million included in "General taxes"; and ($473) million included in "Impairments of long-lived assets".

(c)
Merger accounting - commodity contracts: 2014 ($0.07 per share), ($42) million included in "Fuel". 2013 ($0.08 per share), $14 million included in "Revenues", ($47) million included in "Fuel", $5 million included in "Other operating expenses".

(d)
Mark-to-market adjustments-Pension/OPEB actuarial assumptions: 2014 ($0.48 per share), ($327) million included in "Pension and OPEB mark-to-market". 2013 (($0.16) per share), $107 million included in "Pension and OPEB mark-to-market" and ($1) million included in "Other operating expenses".

(e)
Impact of non-core asset sales/impairments: 2014 (($0.15) per share), $20 million included in "Investment income" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.03 per share), $12 million included in "Investment income" and $6 million included in "Discontinued operations (net of income taxes of $4 million)".

(f)	Trust securities impairment: 2014 ($0.05 per share), $33 million included in "Investment income". 2013 ($0.11 per share), $72 million included in "Investment income".
(g)
Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemption". 2013 ($0.23 per share), $149 million included in "Loss on debt redemptions" and $3 million included in "Interest expense".

(h)	Retail repositioning charges: 2014 ($0.11 per share), ($70) million included in "Other operating expenses".
(i)	Restructuring Costs: 2013 ($0.01 per share), ($1) million included in "Other operating expenses".
(j)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel" and ($1) million in "Other operating expenses".
(k)	Mark-to-market adjustments-Other: 2014 ($0.11 per share), ($74) million included in "Other operating expenses". 2013 (($0.04) per share), $24 million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in 2014 and 418 million shares in 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    32

FirstEnergy Corp.
Corporate/Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2014			Three Months Ended December 31, 2013

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$(272)	$—	$(272)	$(248)	$—		$(248)

	Expenses
(2)	Fuel	—	—	—	—	—		—
(3)	Purchased power	(195)	—	(195)	(182)	—		(182)
(4)	Other operating expenses	(85)	—	(85)	(74)	—		(74)
(5)	Pension and OPEB mark-to-market	—	—	—	—	—		—
(6)	Provision for depreciation	15	—	15	11	—		11
(7)	Amortization of regulatory assets, net	—	—	—	—	—		—
(8)	General taxes	3	—	3	4	—		4
(9)	Impairment of long-lived assets	—	—	—	—	—		—
(10)	Total Expenses	(262)	—	(262)	(241)	—		(241)
(11)	Operating Income (Loss)	(10)	—	(10)	(7)	—		(7)

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—	—	—	—		—
(13)	Investment income	(6)	—	(6)	(10)	—		(10)
(14)	Interest expense	(40)	—	(40)	(46)	—		(46)
(15)	Capitalized interest	1	—	1	5	—		5
(16)	Total Other Expense	(45)	—	(45)	(51)	—		(51)

(17)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(55)	—	(55)	(58)	—		(58)
(18)	Income taxes (benefits)	(75)	—	(75)	(35)	1	(a)	(34)
(19)	Income (Loss) From Continuing Operations	20	—	20	(23)	(1)		(24)
(20)	Discontinued operations (net of income tax benefits)	—	—	—	—	—		—
(21)	Net Income (Loss)	$20	$—	$20	$(23)	$(1)		$(24)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
West Virginia asset transfer charges: 2013 (($0.01) per share), $1 million included in "Income tax benefits". Represents the difference between Consolidated and Regulated Distribution tax rates on pre-tax West Virginia asset transfer charges.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the fourth quarter of 2014 and 418 million shares in the fourth quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2014                    33

FirstEnergy Corp.
Corporate/Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2014				Year Ended December 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$(1,111)	$—		$(1,111)	$(1,057)	$—		$(1,057)

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	(819)	—		(819)	(770)	—		(770)
(4)	Other operating expenses	(333)	6	(a)	(327)	(318)	—		(318)
(5)	Pension and OPEB mark-to-market	—	—		—	—	—		—
(6)	Provision for depreciation	48	—		48	43	—		43
(7)	Amortization of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	28	—		28	25	—		25
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	(1,076)	6		(1,070)	(1,020)	—		(1,020)
(11)	Operating Loss	(35)	(6)		(41)	(37)	—		(37)

	Other Income (Expense)
(12)	Gain on debt redemptions	—	—		—	17	(17)	(b)	—
(13)	Investment income	(29)	—		(29)	(35)	—		(35)
(14)	Interest expense	(164)	—		(164)	(158)	—		(158)
(15)	Capitalized interest	12	—		12	16	—		16
(16)	Total Other Expense	(181)	—		(181)	(160)	(17)		(177)

(17)	Loss From Continuing Operations Before Income Tax Benefits	(216)	(6)		(222)	(197)	(17)		(214)
(18)	Income tax benefits	(164)	1	(f)	(163)	(94)	(13)	(c,d,e)	(107)
(19)	Loss From Continuing Operations	(52)	(7)		(59)	(103)	(4)		(107)
(20)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(21)	Net Loss	$(52)	$(7)		$(59)	$(103)	$(4)		$(107)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 36 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(b)	Gain on debt redemptions: 2013 (($0.03) per share), ($17) million included in "Gain on debt redemptions".
(c)
West Virginia asset transfer charges: 2013 (($0.01) per share), included in "Income tax benefits". Represents the difference between Consolidated and Regulated Distribution tax rates on pre-tax West Virginia asset transfer charges.

(d)	Plant deactivation costs: 2013 ($0.05 per share), Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.
(e)
Regulatory charges (credits): 2013 (($0.02) per share), included in "Income tax benefits". Represents the difference between Consolidated and Regulated Distribution tax rates on pre-tax regulatory charges.

(f)	Income tax expense on litigation resolution was offset with an income tax benefit resulting from differences in segment and statutory tax rates on plant deactivation costs.
Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in 2014 and 418 million shares in 2013.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    34

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended December 31, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2014 Net Income (Loss) - GAAP	$(134)	$54	$(246)	$20	$(306)

4Q 2014 Basic EPS (avg. shares outstanding 421)	$(0.31)	$0.13	$(0.59)	$0.04	$(0.73)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.74	0.01	0.48	—	1.23
Other	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.17	—	0.17
Trust securities impairment	—	—	0.04	—	0.04
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Regulatory charges	0.02	—	—	—	0.02
Retail repositioning charges	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Total Special Items	$0.76	$0.01	$0.76	$—	$1.53
Basic EPS - Operating (Non-GAAP)	$0.45	$0.14	$0.17	$0.04	$0.80

Three Months Ended December 31, 2013			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2013 Net Income (Loss) - GAAP	$27	$58	$80	$(23)	$142

4Q 2013 Basic EPS (avg. shares outstanding 418)	$0.06	$0.14	$0.19	$(0.05)	$0.34
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	(0.22)	—	(0.16)	—	(0.38)
Other	—	—	(0.04)	—	(0.04)
WV asset transfer charges	0.52	—	—	(0.01)	0.51
Plant deactivation costs	—	—	0.14	—	0.14
Regulatory charges	0.10	—	0.02	—	0.12
Trust securities impairment	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.02	—	0.02
Total Special Items	$0.40	$—	$0.02	$(0.01)	$0.41
Basic EPS - Operating (Non-GAAP)	$0.46	$0.14	$0.21	$(0.06)	$0.75

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Consolidated Report to the Financial Community - 4th Quarter 2014                    35

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Twelve Months Ended December 31, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2014 Net Income (Loss) - GAAP	$465	$223	$(337)	$(52)	$299

2014 Basic EPS (avg. shares outstanding 420)	$1.11	$0.53	$(0.80)	$(0.13)	$0.71
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.74	0.01	0.48	—	1.23
Other	—	—	0.11	—	0.11
Regulatory charges	0.07	—	0.01	—	0.08
Trust securities impairment	0.01	—	0.05	—	0.06
Impact of non-core asset sales/impairments	—	—	(0.15)	—	(0.15)
Plant deactivation costs	—	—	0.34	—	0.34
Litigation resolution	—	—	—	(0.01)	(0.01)
Merger accounting - commodity contracts	—	—	0.07	—	0.07
Retail repositioning charges	—	—	0.11	—	0.11
Loss on debt redemptions	—	—	0.01	—	0.01
Total Special Items	$0.82	$0.01	$1.03	$(0.01)	$1.85
Basic EPS - Operating (Non-GAAP)	$1.93	$0.54	$0.23	$(0.14)	$2.56

Twelve Months Ended December 31, 2013			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2013 Net Income (Loss) - GAAP	$501	$214	$(220)	$(103)	$392

2013 Basic EPS (avg. shares outstanding 418)	$1.20	$0.51	$(0.52)	$(0.25)	$0.94
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	(0.22)	—	(0.16)	—	(0.38)
Other	—	—	(0.04)	—	(0.04)
Regulatory charges	0.53	—	0.03	(0.02)	0.54
Trust securities impairment	0.01	—	0.11	—	0.12
Impact of non-core asset sales/impairments	—	—	0.03	—	0.03
Plant deactivation costs	0.01	—	0.97	0.05	1.03
Restructuring costs	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.08	—	0.08
West Virgina asset transfer charges	0.52	—	—	(0.01)	0.51
Loss (gain) on debt redemptions	—	—	0.23	(0.03)	0.20
Total Special Items	$0.85	$—	$1.26	$(0.01)	$2.10
Basic EPS - Operating (Non-GAAP)	$2.05	$0.51	$0.74	$(0.26)	$3.04

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Consolidated Report to the Financial Community - 4th Quarter 2014                    36

Recent Developments

Financial Matters
Dividend
On January 20, 2015, the Board of Directors of FirstEnergy Corp. declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable March 1, 2015, to shareholders of record as of February 6, 2015.

Financing Activities
On November 25, 2014, The Potomac Edison Company (PE) issued $200 million of 4.44% first mortgage bonds due 2044.  The proceeds were used to refinance $175 million of 5.35% first mortgage bonds that matured on November 15, 2014, to pay down short-term borrowings and for other general corporate purposes.

On December 11, 2014, TrAILCo issued $550 million of 3.85% senior notes due 2025.  The proceeds were used to defease $450 million of 4.00% senior notes due January 15, 2015, to fund capital expenditures and for working capital needs and other general business purposes.

Operational Matters

Executive Leadership Changes Announced
On December 16, 2014, FirstEnergy Corp. announced that its Board of Directors elected Anthony J. Alexander, Executive Chairman of the company, effective January 1, 2015.  He was succeeded as President and Chief Executive Officer by Charles E. Jones, who also was elected to the company's Board of Directors. He most recently served as Executive Vice President and President, FirstEnergy Utilities.  George M. Smart, then chairman of the FirstEnergy Board of Directors, was elected as lead independent director during the transition period.
On January 20, 2015, Steven E. Strah was promoted to Senior Vice President of FirstEnergy and President of FirstEnergy Utilities and will have overall responsibility for the company's 10 electric distribution companies, its transmission business, and related support services.
On February 17, 2015, the Board of Directors of FirstEnergy Corp. determined that as part of its executive transition plan, Anthony J. Alexander will conclude his service with the company on April 30, 2015.  Mr. Alexander will receive the benefits of his March 20, 2012 employment agreement, and, in accordance with his agreement, he will also step down from the Board effective May 1, 2015. Effective May 1, 2015, George M. Smart, currently FE’s lead independent director, will return to his prior role as chairman and the size of the Board of Directors will be decreased by one.

FirstEnergy’s Ohio Utilities Auction
On January 27, 2015, FirstEnergy’s Ohio utilities (Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company) conducted a competitive bidding process to procure full-requirements electric generation service for their Standard Service Offer customers for the delivery period June 2015 through May 2016.
The auction was the last in a series of six auctions that began in October 2012 as part of the FirstEnergy Ohio utilities' approved Electric Security Plan 3 (ESP3) and resulted in a twelve-month winning bid price of $69.18 per MWH for 16 tranches, compared to $73.82 per MWH for the same amount of power and the same 12-month delivery period resulting from the October 2014 auction.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    37

Regulatory Matters

2014 ATSI Formula Rate Filing
On October 31, 2014, ATSI filed a proposal with the Federal Energy Regulatory Commission (FERC) requesting a "forward-looking" transmission formula rate with an effective date of January 1, 2015.
On December 31, 2014, FERC issued an order accepting the filing effective January 1, 2015, as requested, subject to refund and the outcome of hearing and settlement proceedings. Settlement discussions are ongoing.
FERC also initiated an inquiry into ATSI's return on equity and certain other matters, with a refund effective date of January 12, 2015 for any resulting refund. A procedural schedule for the inquiry has not yet been established.

PJM Capacity Performance Proposal and Energy Market Reform
On December 12 and 24, 2014, PJM submitted important reforms to the Reliability Pricing Model and related rules in the PJM Open Access Transmission Tariff and related agreements to better ensure that committed capacity resources will be available and perform when called upon to meet the reliability needs of the PJM Region. PJM requested that these proposed revisions become effective on February 23, 2015, and April 1, 2015. FirstEnergy, as part of a coalition, submitted comments and protests on the various proposed reforms, which remain pending before FERC.

FERC Order No. 745 - Demand Response
On January 14, 2015, PJM filed proposed tariff revisions describing PJM’s proposal to transition demand response (DR) from a supply side resource to a load (demand) side resource in the PJM capacity market under various scenarios. The proposal represents PJM's response to the D.C. Circuit's May 23, 2014 opinion finding that FERC does not have jurisdiction to regulate DR in the wholesale energy market. Comments on PJM’s proposal were filed on February 13, 2015. PJM requested an effective date for the proposed changes of April 1, 2015, subject to the U.S. Supreme Court's review of the D.C. Circuit opinion.

Powering Ohio’s Progress
On December 22, 2014, FirstEnergy’s Ohio utilities filed a partial stipulation agreement demonstrating broad support for Powering Ohio's Progress, their proposed ESP currently pending before the Public Utilities Commission of Ohio. The proposed stipulation reflects the diverse interests of 15 signatories, including parties that represent residential, commercial, industrial and low-income customers, as well as organized labor and schools.
The proposed stipulation supports FirstEnergy's proposed ESP that outlines plans for its Ohio utilities to provide electric service to customers for a three-year period from June 1, 2016 through May 31, 2019. Parties to the proposed stipulation include the City of Akron, Ohio Energy Group, Council of Smaller Enterprises, Cleveland Housing Network, Consumer Protection Association, Council for Economic Opportunities in Greater Cleveland, Citizens Coalition, Nucor Steel Marion, Material Sciences Corporation, Association of Independent Colleges and Universities in Ohio, International Brotherhood of Electrical Workers Local 245, Ohio Power Company and FirstEnergy's three Ohio utilities.
On February 4, 2015, the attorney examiner modified the procedural schedule and the evidentiary hearing is scheduled to commence on April 13, 2015.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    38

Pennsylvania Rate Cases
On February 3, 2015, FirstEnergy's Pennsylvania utilities (Pennsylvania Power Company (PP), Pennsylvania Electric Company (PN), Metropolitan Edison Company (ME) and WPP) filed Joint Petitions for settlement seeking approval of the agreements reached in each company's distribution base rate case which include, among other things:

•	Increases in current distribution operating revenue of $89.3 million for ME, $90.8 million for PN, $15.9 million for PP, and $96.8 million for WPP

•	A Universal Service Charge Rider to be established for WPP

•	Storm reserve accounts for future storm recovery to be established for each utility

•	Certain other operational and customer service-related provisions
The sole issue reserved for briefing is the scope and pricing of the utilities' proposed LED offerings. The settlements must be reviewed by the Administrative Law Judge and are subject to approval by the Pennsylvania Public Utility Commission (PPUC). Final orders for each of FirstEnergy's Pennsylvania utilities are expected to be issued by the PPUC by May 19, 2015.

New Jersey Rate Case
On January 8, 2015, the Administrative Law Judge issued his initial decision, recommending a rate decrease of $107.5 million per year which excludes recovery of 2012 storm costs and any consolidated tax adjustment. On February 11, 2015, the New Jersey Board of Public Utilities approved a 45-day extension to render a final decision. During that time, the parties in the case have an opportunity to file exceptions.

West Virginia Rate Case
On November 3, 2014, a Joint Stipulation was submitted to the West Virginia Public Service Commission (WVPSC) by all parties which resolves all issues in the pending proceeding and includes, among other things:

•	A $15 million increase in base rate revenues effective February 25, 2015;

•	The implementation of a Vegetation Management Surcharge effective February 25, 2015 to recover O&M and capital costs related to a new vegetation maintenance program;

•	Authority to establish a regulatory asset for MATS investments placed into service in 2016 and 2017 and recover in the next base rate case;

•	Authority to defer, amortize and recover over a 5-year period approximately $46 million of restoration costs for the 2012 Derecho and Hurricane Sandy storms; and

•	Elimination of the Temporary Transaction Surcharge and movement of the costs currently being collected for the 2013 Harrison generation transaction into base rates effective February 25, 2015.
On February 3, 2015, the WVPSC approved the settlement without modification and rates will go into effect February 25, 2015.

West Virginia Expanded Net Energy Costs (ENEC) Case Update
On August 29, 2014, Monongahela Power Company (MP) and PE filed their annual ENEC case proposing an approximate $65.8 million annual increase in ENEC rates, which is a 5.7% overall increase to existing rates. The increase is comprised of an actual $51.6 million under-recovered balance as of June 30, 2014, and a projected $14.2 million in under-recovery for the 2015 rate effective period.
On December 2, 2014, a settlement was reached by all the parties and was filed with the WVPSC. The parties agreed that MP and PE will defer $16.8 million of the energy portion of the under-

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Consolidated Report to the Financial Community - 4th Quarter 2014                    39

recovery balance for medium and large customers for one year at a carrying cost of 4% in order to mitigate the proposed rate impact to those customers. The settlement permits MP and PE to recover all of their costs incurred during the two-year review period and closes the review period except for two coal issues for further review in next year’s ENEC case.
On January 29, 2015, the WVPSC approved the settlement without modification with rates to go into effect February 25, 2015.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    40

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "will," "intend," “believe,” "project," “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, pending transmission and distribution rate cases and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, including the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531’s revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service, and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration costs, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.‘s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.‘s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 4th Quarter 2014                    41